                                                                     EXHIBIT 4.7

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                                WARRANT AGREEMENT


                                     Between


                                  JOSTENS, INC.

                                       and

                              THE BANK OF NEW YORK

                                as Warrant Agent

                            -------------------------



                            Dated as of May 10, 2000



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                                TABLE OF CONTENTS
                                -----------------


                                                                            Page
                                                                            ----


SECTION 1.   Appointment of Warrant Agent.....................................1

SECTION 2.   Warrant Certificates.............................................1

SECTION 3.   Execution of Warrant Certificates................................1

SECTION 4.   Registration and Countersignature................................2

SECTION 5.   Transfer and Exchange of Warrants................................2

SECTION 6.   Registration of Transfers and Exchanges..........................3

SECTION 7.   Separation of Warrants; Terms of Warrants; Exercise of
             Warrants.........................................................5

SECTION 8.   Payment of Taxes.................................................7

SECTION 9.   Mutilated or Missing Warrant Certificates........................7

SECTION 10.  Reservation of Warrant Shares....................................7

SECTION 11.  Obtaining Stock Exchange Listings................................8

SECTION 12.  Adjustment of Number of Warrant Shares Issuable..................8

SECTION 13.  Fractional Interests............................................15

SECTION 14.  Notice of Certain Distributions; Certain Rights.................15

SECTION 15.  Notices to the Company and Warrant Agent........................16

SECTION 16.  Supplements and Amendments......................................16

SECTION 17.  Concerning the Warrant Agent....................................17

SECTION 18.  Change of Warrant Agent.........................................20


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

SECTION 19.  Identity of Transfer Agent......................................20

SECTION 20.  Certain Defined Terms...........................................20

SECTION 21.  Successors......................................................22

SECTION 22.  Termination.....................................................22

SECTION 23.  Governing Law...................................................22

SECTION 24.  Benefits of This Agreement......................................23

SECTION 25.  Counterparts....................................................23


                                      ii
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                                WARRANT AGREEMENT
                                -----------------

         WARRANT AGREEMENT (the "Agreement"), dated as of May 10, 2000, between Jostens, Inc., a Minnesota corporation (together with any successors and assigns, the "Company"), and The Bank of New York, a New York banking corporation, as Warrant Agent (the "Warrant Agent").

         WHEREAS, the Company proposes, among other things, to issue and sell pursuant to a Purchase Agreement, dated as of May 10, 2000, among the Company and DB Capital Investors, L.P. ("DB Capital"), (the "Purchase Agreement"), 14% Senior Redeemable Payment-In-Kind Preferred Stock (the "Preferred Stock"), along with Class E Common Stock Purchase Warrants (the "Warrants"), for the purchase of 531,325 shares of its Series E Common Stock, par value $0.01 per share (the "Class E Common Stock," and the shares of Class E Common Stock issuable upon exercise of the Warrants, together with any shares of the Class A Common Stock, par value $0.33-1/3 per share of the Company ("Class A Common Stock") issued upon conversion of such shares of Class E Common Stock, being referred to herein as the "Warrant Shares");

         WHEREAS, the Company wishes the Warrant Agent to act on behalf of the Company and the Warrant Agent is willing to act in connection with the issuance, division, transfer, exchange and exercise of Warrants as provided herein;

         NOW, THEREFORE, in consideration of the premises and mutual agreements herein, the Company and the Warrant Agent hereby agree as follows:

         SECTION 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions hereinafter set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

         SECTION 2. Warrant Certificates. The Warrants will be certificated and issued in registered form. Any certificates (the "Warrant Certificates") evidencing the Warrants to be delivered pursuant to this Agreement shall be substantially in the form set forth in Exhibit A attached hereto.

         SECTION 3. Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board, President, Chief Executive Officer, Vice President, Treasurer or Chief Financial Officer and by its Secretary or an Assistant Secretary under its corporate seal. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, President, Chief Executive Officer, Vice President, Treasurer, Chief Financial Officer, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President, Chief Executive Officer, Vice President, Treasurer, Chief Financial Officer, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of he shall have ceased to hold such office.

         The Warrant Agent shall, upon written instructions of the Chairman of the Board, the President, Chief Executive Officer, a Vice President, the Treasurer, an Assistant Treasurer, Chief Financial Officer, Secretary or an Assistant Secretary of the Company, initially countersign and deliver Warrants entitling the holders thereof to purchase not more than the number of Warrant Shares referred to above in the first recital hereof and shall thereafter countersign and deliver Warrants as otherwise provided in this Agreement.

         In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent, or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

         Warrant Certificates shall be dated the date of countersignature by the Warrant Agent.

         SECTION 4. Registration and Countersignature. The Warrants shall be numbered and shall be registered on the books of the Company maintained at the principal office of the Warrant Agent in the Borough of Manhattan, City of New York (the "Warrant Register") as they are issued.

         Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon written instructions of the Chairman of the Board, the President, Chief Executive Officer, a Vice President, the Treasurer, Chief Financial Officer, Secretary or an Assistant Secretary of the Company, initially countersign and deliver Warrants entitling the holders thereof to purchase not more than the number of Warrant Shares referred to above in the first recital hereof and shall thereafter countersign and deliver Warrants as otherwise provided in this Agreement.

         The Company and the Warrant Agent may deem and treat the registered holders (the "Holders") of the Warrant Certificates as the absolute owners thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

         SECTION 5. Transfer and Exchange of Warrants. The Warrant Agent shall from time to time, subject to the limitations of Section 6, register the transfer of any outstanding Warrants upon the records to be maintained by it for that purpose, upon surrender thereof duly endorsed or accompanied (if so required by it) by a written instrument or instruments of transfer in form reasonably satisfactory to the Warrant Agent, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Subject to the terms of this Agreement, each Warrant Certificate may be exchanged for another certificate or certificates entitling the Holder thereof to purchase a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitle each Holder to purchase. Any Holder desiring to exchange a Warrant Certificate or Certificates shall make such request in writing delivered to the Warrant Agent, and shall surrender, duly endorsed or accompanied (if so required by the Warrant Agent) by a written instrument or instruments of transfer in form reasonably satisfactory to the Warrant Agent, the Warrant Certificate or Certificates to be so exchanged.

         Upon registration of transfer, the Company shall execute and the Warrant Agent shall countersign and deliver, by certified mail or such other method of delivery which shall provide proof of delivery, a new Warrant Certificate or Certificates to the persons entitled thereto. The Warrant Certificates may be exchanged at the option of the Holder thereof, when surrendered at the office or agency of the Company maintained for such purpose, which initially will be the corporate trust office of the Warrant Agent in New York, New York for another Warrant Certificate, or other Warrant Certificates of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares.

         No service charge shall be made for any exchange or registration of transfer of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that is imposed in connection with any such exchange or registration of transfer.

         SECTION 6. Registration of Transfers and Exchanges. (a) Transfer and Exchange. The Warrants shall be transferable upon the surrender of a Warrant Certificate for registration of transfer and in compliance with the provisions of this Agreement. When a Warrant is presented to the Warrant Agent with a request to register a transfer, the Warrant Agent shall register the transfer as requested if the requirements of Section 8-401(a) of the Uniform Commercial Code are met. When Warrants are presented to the Warrant Agent with a request to exchange them for an equal number of Warrants of other denominations, the Warrant Agent shall make the exchange as requested if the requirements of Sections 8-401(a)(1) and (2) of the Uniform Commercial Code of the State of New York are met. To permit registration of transfers and exchanges, the Company shall execute Warrant Certificates at the Warrant Agent's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer, exchange or exercise pursuant to this Section 6.

         Subject to the restrictions set forth in this Section 6, each Holder may at any time and from time to time freely transfer its Warrant and the Warrant Shares in whole or in part. No Warrant has been, and the Warrant Shares at the time of their issuance may not be, registered under the Securities Act, and, except as provided in any separate agreement providing for registration rights, nothing herein contained shall be deemed to require the Company to so register any Warrant or Warrant Shares. The Warrants and the Warrant Shares are issued or issuable subject to the provisions and conditions contained herein, and every Holder of a Warrant or Warrant Shares by accepting such Warrant or Warrant Shares agrees with the Company to such provisions and conditions, and represents to the Company that such Warrant has been acquired and the Warrant Shares will be acquired for the account of such Warrantholder for investment and not with a view to or for sale in connection with any distribution thereof.

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

         Except as otherwise permitted by this Section 6, each Warrant (including each Warrant issued upon the transfer of any Warrant) and/or all Warrant Shares, as appropriate, shall be stamped or otherwise imprinted with legends in substantially the following form:

                  (i) "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

                  IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE COMPANY SUCH CERTIFICATES AND OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS" and

                  (ii) "THIS SECURITY IS ALSO SUBJECT TO A SHAREHOLDERS AGREEMENT, DATED AS OF MAY 10, 2000, AMONG THE COMPANY, INVESTCORP INVESTMENT EQUITY LIMITED, THE OTHER HOLDERS OF THE CLASS D COMMON STOCK OF THE COMPANY AND DB CAPITAL INVESTORS L.P. A COPY OF SUCH SHAREHOLDERS AGREEMENT MAY BE OBTAINED WITHOUT CHARGE AND UPON REQUEST ADDRESSED TO THE SECRETARY OF THE COMPANY AT THE REGISTERED OFFICE OF THE COMPANY" and

                  (iii) "THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY BE REQUIRED TO BE EXERCISED UPON THE DEMAND OF THE COMPANY, UPON THE OCCURRENCE OF CERTAIN EVENTS SPECIFIED IN THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF THE COMPANY. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH HOLDER WHO SO REQUESTS A COPY OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF THE COMPANY" and

                  (iv) "THIS SECURITY IS SUBJECT TO MANDATORY REDEMPTION BY THE COMPANY. SUCH REDEMPTION CAN BE ACCOMPLISHED WITHOUT THE CERTIFICATES REPRESENTING SUCH SECURITIES BEING SURRENDERED AND WHETHER OR NOT THE COMPANY GIVES NOTICE OF SUCH REDEMPTION. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH SECURITYHOLDER WHO SO REQUESTS A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF EACH CLASS OF STOCK OR SERIES OF STOCK OF THE CORPORATION AUTHORIZED TO BE ISSUED, SO FAR AS THEY HAVE BEEN DETERMINED, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT CLASSES OR SERIES".

         Each Warrant issued upon the transfer of any Warrant shall bear the restrictive legends set forth above, unless, with respect to the legend in paragraph (i) above, to the extent that the Holder thereof has delivered to the Company an opinion of counsel (which may be an opinion of an internal counsel of the Holder) reasonably satisfactory to the Company to the effect that such legend is not required in order to ensure compliance with the Securities Act.

         (b) Obligations with Respect to Transfers and Exchanges of Warrants.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute, at the Warrant Agent's request, and the Warrant Agent shall countersign Warrants.

                  (ii) All Warrants issued upon any registration of transfer or exchange of Warrants shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Warrants surrendered upon the registration of transfer or exchange.

         SECTION 7. Separation of Warrants; Terms of Warrants; Exercise of Warrants. The Preferred Stock and Warrants will be separately transferable as of the date hereof.

         Subject to the terms of this Agreement, each Warrant holder shall have the right, which may be exercised commencing on or after the date of issuance and until 5:00 p.m., New York City time, on May 1, 2011 (the "Expiration Date"), to receive from the Company upon the exercise of each Warrant the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price (as defined) for such Warrant Shares. Each Warrant not exercised prior to the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time. No adjustments as to dividends will be made upon exercise of the Warrants.

         The price per share at which Warrant Shares shall be purchasable upon exercise of Warrants (the "Exercise Price") regardless of the Exercise Rate (as defined) then in effect shall be $0.01. A Warrant may be exercised upon surrender at the office or agency of the Company maintained for such purpose, which initially will be the corporate trust office of the Warrant Agent in New York, New York, of the certificate or certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by a participant in a recognized Signature Guarantee Medallion Program, and upon payment to the Warrant Agent for the account of the Company of the Exercise Price for the number of Warrant Shares in respect of which such Warrants are then exercised. The "Exercise Date" for a Warrant shall be the date when all of the items referred to in the immediately preceding sentence are received by the Warrant Agent at or prior to 11:00 a.m., New York City time, on a Business Day and the exercise of the Warrants will be effective as of such Exercise Date. If any items referred to in such sentence are received after 11:00 a.m., New York City time, on a Business Day, the exercise of the Warrants to which such item relates will be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Warrants on the Expiration Date, if all of the items referred to in such sentence are received by the Warrant Agent at or prior to 5:00 p.m., New York City time, on the Expiration Date, the exercise of the Warrants to which such items relate will be effective on the Expiration Date. Payment of the aggregate Exercise Price shall be made

(i) in cash or by certified or official bank check to the order of the Company in New York Clearing House Funds, (ii) by wire transfer to an account specified by the Company on request of the Holder, such request to be made not less than two Business Days prior to the proposed exercise of the Warrants or (iii) without the payment of cash, by reducing the number of shares of Class E Common Stock obtainable upon the exercise of a Warrant and payment of the Exercise Price in cash so as to yield a number of shares of Class E Common Stock upon the exercise of such Warrant equal to the product of (A) the number of shares of Class E Common Stock issuable as of the Exercise Date upon the exercise of such Warrant (if payment of the Exercise Price were being made in cash) and (B) a fraction (the "Cashless Exercise Ratio"), the numerator of which is the excess of the Current Market Value (as defined below) per share of the Class A Common Stock of the Company on the Exercise Date over the Exercise Price per share as of the Exercise Date of such Warrant and the denominator of which is the Current Market Value per share of the Class A Common Stock of the Company on such Exercise Date. An exercise of a Warrant in accordance with the immediately preceding clause (ii) is herein called a "Cashless Exercise." Upon surrender of a Warrant Certificate representing more than one Warrant in connection with the Holder's option to elect a Cashless Exercise, the number of shares of Class E Common Stock deliverable upon a Cashless Exercise shall be equal to the number of shares of Common Stock issuable upon the exercise of Warrants that the Holder specifies are to be exercised pursuant to a Cashless Exercise multiplied by the Cashless Exercise Ratio. All provisions of this Agreement shall be applicable with respect to a surrender of a Warrant Certificate pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby.

         Subject to the provisions of Section 6 hereof, upon such surrender of Warrants and payment of the Exercise Price or the election of a Cashless Exercise, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Warrantholder may designate a certificate or certificates for the number of Warrant Shares issuable upon the exercise of such Warrants together with cash as provided in Section 13.

         The Warrants shall be exercisable, at the election of the holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant Certificate or Certificates pursuant to the provisions of this Section and of Section 3 hereof, and the Company, whenever required by the Warrant Agent, will promptly supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

         All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be disposed of by the Warrant Agent in a manner consistent with the Warrant Agent's customary procedure for such disposal and in a manner reasonably satisfactory to the Company. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the

Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

         The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the holders during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

         SECTION 8. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         SECTION 9. Mutilated or Missing Warrant Certificates. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may at its discretion issue and the Warrant Agent may countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and indemnity also satisfactory to them.

         SECTION 10. Reservation of Warrant Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Class E Common Stock or its authorized and issued Class E Common Stock held in its treasury, for the purpose of enabling it to satisfy an obligation to issue shares of Class E Common Stock upon exercise of Warrants, the maximum number of shares of Class E Common Stock which may then be deliverable upon the exercise of all outstanding Warrants. In addition, the Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Class A Common Stock or its authorized and issued Class A Common Stock held in its treasury, for the purpose of enabling it to satisfy an obligation to issue shares of Class A Common Stock upon the conversion of shares of Class E Common Stock issuable upon the exercise of Warrants, the maximum number of shares of Class A Common Stock which may then be deliverable upon the conversion of all such shares of Class E Common Stock.

         The Company or, if appointed, the transfer agent for the Class A Common Stock and the Class E Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in
Section 13. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to each holder pursuant to Section 14 hereof.

         The Company covenants that all shares of Class E Common Stock which may be issued upon exercise of Warrants made in accordance with the terms of this Agreement will, upon payment of the Exercise Price therefor (or the election of a Cashless Exercise, as the case may be) and issue, be validly authorized and issued, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof. The Company further covenants that all shares of Class A Common Stock which may be issued upon the conversion in accordance with the terms thereof of any shares of Class E Common Stock issuable upon the exercise of Warrants made in accordance with the terms of this Agreement will be validly authorized and issued, fully paid, non-assessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof. The Company will take no action to increase the par value of the Class E Common Stock to an amount in excess of the Exercise Price, and the Company will not enter into any agreements inconsistent with the rights of Holders hereunder. The Company will use its reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Agreement. The Company shall not take any action reasonably within its control, including the hiring of a broker to solicit exercises, which would render unavailable an exemption from registration under the Securities Act which might otherwise be available with respect to the issuance of Warrant Shares upon exercise of any Warrants.

         SECTION 11. Obtaining Stock Exchange Listings. The Company will from time to time take all action which may be necessary so that the Warrant Shares which are shares of Class A Common Stock, immediately upon their issuance upon the conversion of the shares of Class E Common Stock issuable upon the exercise of Warrants, will be listed on the principal securities exchanges and markets within the United States of America (including the NASDAQ National Market System), if any, on which other shares of Class A Common Stock are then listed. In the event that, at any time during the period in which the Warrants are exercisable, the Class A Common Stock is not listed on any principal securities or exchanges or markets within the United States of America, the Company will use its reasonable best efforts to permit the Warrant Shares to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the Private Offering, Resales and Trading through Automated Linkages market.

         SECTION 12. Adjustment of Number of Warrant Shares Issuable. The number of shares of Class E Common Stock issuable upon the exercise of each Warrant (the "Exercise

Rate") is subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 12. The Exercise Rate shall initially be one (1.00).

                  (a) Adjustment for Change in Capital Stock. If, after the Issue Date, the Company:

                           (i) pays a dividend or makes a distribution on shares
                  of any class or series of its Common Stock payable in shares of its Common Stock of the Company, except to the extent any such dividend or distribution results in the grant, issuance, sale or making of Distribution Rights or a Distribution pursuant to Section 12(c);

                           (ii) subdivides or splits any of its outstanding
                  shares of any class or series of Common Stock into a greater number of shares;

                           (iii) combines any of its outstanding shares of any
                  class or series of Common Stock into a smaller number of shares; or

                           (iv) issues by reclassification of any class or
                  series of its Common Stock any shares of any of its Capital Stock;

then the Exercise Rate in effect immediately prior to such action for each Warrant then outstanding shall be adjusted by multiplying the Exercise Rate in effect immediately prior to such action by a fraction (A) the numerator of which shall be the number of shares of all classes or series of Common Stock outstanding immediately after such action and (B) the denominator of which shall be the number of shares of all classes or series of Common Stock outstanding immediately prior to such action or the record date applicable to such action, if any (regardless of whether the Warrants then outstanding are then exercisable and without giving effect to the Cashless Exercise option). The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. In the event that such dividend or distribution is not so paid or made or such subdivision, combination or reclassification is not effected, the Exercise Rate shall again be adjusted to be the Exercise Rate which would then be in effect if such record date or effective date had not been so fixed.

         If after an adjustment a holder of a Warrant upon exercise of such Warrant may receive shares of two or more classes or series of Capital Stock of the Company, the Exercise Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class or series of Capital Stock as is contemplated by this Section 12 with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Section 12.

         (b) Adjustment for Certain Sales of Common Stock Below Current Market Value. If, after the Issue Date, the Company (i) grants or sells to any Affiliate of the Company (other than a Subsidiary) or (ii) grants or sells, or offers to grant or sell to all holders of any class or series of Common Stock, shares of any class or series of Common Stock or any securities convertible into or exchangeable or exercisable for any class or series of Common Stock (other than (1) pursuant to the exercise of the Warrants, (2) pursuant to any security convertible into, or exchangeable or exercisable for, shares of Common Stock outstanding as of the Issue Date, (3) upon the conversion, exchange or exercise of any convertible, exchangeable or exercisable security as to which upon the issuance thereof an adjustment pursuant to this Section 12 has been made or (4) upon the conversion, exchange or exercise of convertible, exchangeable or exercisable securities of the Company outstanding on the Issue Date (to the extent in accordance with the terms of such securities as in effect on such date), including any warrants issued to purchasers of the Company's 12 3/4% Senior Subordinated Notes due 2010 at a price per share below the then Current Market Value, the Exercise Rate for each Warrant then outstanding shall be adjusted in accordance with the formula:

                         E/1/    =       E x (O+N)
                                      -----------------
                                       (O + (N x P/M))

where:

E/1/   =    the adjusted Exercise Rate for each Warrant then outstanding;

E      =    the then current Exercise Rate for each Warrant then outstanding;

O      =    the aggregate number of shares of Common Stock of all
            classes outstanding immediately prior to the sale of such Common Stock or issuance of securities convertible, exchangeable or exercisable for Common Stock;

N      =    the number of shares of Common Stock of any class or series so sold or the maximum stated number of shares of Common Stock of any class or series issuable upon the conversion, exchange or exercise of any such convertible, exchangeable or exercisable securities, as the case may be;

P      =    the proceeds per share of Common Stock of the relevant class or series received by the Company, which (i) in the case of shares of Common Stock of any class or series is the amount received by the Company in consideration for the sale and issuance of such shares; and (ii) in the case of securities convertible into or exchangeable or exercisable for shares of Common Stock of any class or series is the amount received by the Company in consideration for the sale and issuance of such convertible or exchangeable or exercisable securities, plus the minimum aggregate amount of additional consideration, other than the surrender of such convertible or exchangeable securities, payable to the Company upon exercise, conversion or exchange thereof; and

M      =    the Current Market Value as of the Time of Determination or
            at the time of sale, as the case may be, of a share of Common
            Stock of the relevant class or series.

         The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this paragraph (b) applies or upon consummation of the sale of Common Stock, as the case may be. To the extent that shares of Common Stock are not delivered after the expiration of such rights, warrants or options, the Exercise Rate for each Warrant then outstanding shall be readjusted to the Exercise Rate which would otherwise be in effect had the adjustment made upon the issuance of such rights, warrants or options been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Exercise Rate for each Warrant then outstanding shall again be adjusted to be the Exercise Rate which would then be in effect if such date fixed for determination of shareholders entitled to receive such rights, warrants or options had not been so fixed.

         No adjustment shall be made under this paragraph (b) if the application of the formula stated above in this paragraph (b) would result in a value of E1 that is lower than the value of E.

         No adjustment shall be made under this paragraph (b) for any adjustment which is the subject of paragraphs (a) and (e) of this Section 12.

         Notwithstanding the foregoing, no adjustment in the Exercise Rate shall be required upon the grant, conversion, exchange or exercise of options to or by officers, directors or employees of the Company to acquire Common Stock that (i) are granted or exercised pursuant to any option or option plan as in effect on the Issue Date or described in the offering memorandum concerning the Units or
(ii) have an exercise price, at the time of issuance thereof, at least equal to the then Current Market Value of the Common Stock underlying such options.

         (c) Adjustment Upon Certain Distributions.

                  (i) If at any time after the Issue Date, the Company grants, issues or sells any Capital Stock or other securities (other than Common Stock), any Convertible Security, or options, warrants or rights to purchase Capital Stock or other securities (other than Common Stock) pro rata to the record holders of any class or series of Common Stock (the "Distribution Rights") or, without duplication, makes any distribution (other than a distribution pursuant to a plan of liquidation) (a "Distribution") on shares of any class or series of Common Stock (whether in cash, property, evidences of indebtedness, or otherwise), then the Exercise Rate shall be adjusted in accordance with the formula:

                         E/1/      =        E x (M/(M-F))

where:

E/1/   =    the adjusted Exercise Rate;

E      =    the current Exercise Rate for each Warrant;

M      =    the Current Market Value per share of Class A Common Stock at the
            Time of Determination;

F      =    the fair market value at the Time of Determination of such portion of the options, Convertible Securities, warrants, cash, property or other securities or assets distributable pursuant to such Distribution Rights or Distribution per share of outstanding of Common Stock.

                  The adjustment shall become effective immediately after the Time of Determination with respect to the shareholders entitled to receive the options, Convertible Securities, warrants, cash, property, evidences of indebtedness or other securities or assets to which this paragraph (c)(i) applies. No adjustment shall be made under this paragraph (b) if the application of the formula stated above in this paragraph (c)(i) would result in a value of E1 that is lower than the value of E. This paragraph (c)(i) does not apply to any securities which result in an adjustment pursuant to paragraphs (a) or (b) of this
         Section 12.

                  (ii) Notwithstanding the provisions of paragraph (c)(i) of this Section 12, an event which would otherwise give rise to an adjustment pursuant to Section 12(c)(i) shall not give rise to such adjustment if the Company grants, issues or sells Distribution Rights to the Holders of Warrants or includes the holders of the Warrants in such Distribution, in each case on a pro rata basis, assuming for the purpose of this Section 12(c)(ii) that (x) all outstanding shares of Common Stock are of one class and (y) the Warrants had been exercised (disregarding for this purpose all provisions with respect to Cashless Exercise).

                  (iii) Notwithstanding anything to the contrary set forth in this Section 12(c), if, at any time, the Company makes any distribution pursuant to any plan of liquidation (a "Liquidating Distribution") on shares of Class A Common Stock or Class E Common Stock (whether in cash, property, evidences of indebtedness or otherwise), then, subject to applicable law, the Company shall make to each Holder of Warrants the aggregate Liquidating Distribution which such Holder would have acquired if such Holder had held the maximum number of shares of Class E Common Stock acquirable upon the complete exercise of each Holder's Warrants (regardless of whether the Warrants are then exercisable and without giving effect to the Cashless Exercise option) immediately before the Time of Determination of shareholders entitled to receive Liquidating Distributions; provided, any Holder of Warrants may elect to receive Liquidating Distributions on the basis that such Holder held the maximum number of shares of Class A Common Stock into which the shares of Class E Common Stock described in this sentence could be converted (without reference to any required holding period) immediately before the Time of Determination of shareholders entitled to receive Liquidating Distributions.

         (d) Notice of Adjustment. Whenever the Exercise Rate is adjusted, the Company shall promptly mail to holders of Warrants then outstanding at the addresses appearing on the Warrant Register a notice of the adjustment. The Company shall file with the Warrant Agent and any other Registrar such notice and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct, absent manifest error. Neither the Warrant Agent nor any such Registrar shall be under any duty or responsibility with respect to any such certificate except to exhibit the same during normal business hours to any holder desiring inspection thereof.

         (e) Reorganization of Company; Fundamental Transaction.

                  (i) If the Company, in a single transaction or through a series of related transactions, consolidates with or merges with or into any other person or sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of its properties and assets to another person or group of affiliated persons or is a party to a merger or binding share exchange which reclassifies or changes its outstanding Common Stock (a "Fundamental Transaction"), as a condition to consummating any such transaction the person formed by or surviving any such consolidation or merger if other than the Company or the person to whom such transfer has been made (the "Surviving Person") shall enter into a supplemental warrant agreement. The supplemental warrant agreement shall provide (a) that the holder of a Warrant then outstanding may exercise the Warrant for the kind and amount of securities, cash or other assets which such holder would have received immediately after the Fundamental Transaction if such holder had exercised the Warrant and, if such Warrant is then exercisable into shares of a class or series of Common Stock (such as Class E Common Stock as constituted on the Issue Date) that is convertible into shares of another class or series of Common Stock (such as Class A Common Stock as constituted on the Issue Date) if such holder had converted such Warrant Shares into such other class or series of Common Stock, in each case immediately before the effective date of the transaction (whether or not the Warrants were then exercisable and without giving effect to the Cashless Exercise option), it being understood that the Warrants will remain exercisable only in accordance with their terms so that conditions to exercise will remain applicable, such as payment of Exercise Price, assuming (to the extent applicable) that such holder (i) was not a constituent person or an affiliate of a constituent person to such transaction, (ii) made no election with respect thereto, and (iii) was treated alike with the plurality of non-electing holders, and (b) that the Surviving Person shall succeed to and be substituted to every right and obligation of the Company in respect of this Agreement and the Warrants. The supplemental warrant agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 12. The Surviving Person shall mail to holders of Warrants at the addresses appearing on the Warrant Register a notice briefly describing the supplemental warrant agreement. If the issuer of securities deliverable upon exercise of Warrants is an affiliate of the Surviving Person, that issuer shall join in the supplemental warrant agreement.

                  (ii) Notwithstanding the foregoing, if the Company enters into a Fundamental Transaction with another Person (other than a subsidiary of the Company) and consideration is payable to holders of shares of Capital Stock (or other securities or property) issuable or deliverable upon exercise of the Warrants that are exercisable in exchange for such shares in connection with such Fundamental Transaction which consideration consists solely of cash ( assuming (to the extent applicable) that each such holder (i) was not a constituent person or an affiliate of a constituent person to such transaction, (ii) made no election with respect thereto, and (iii) was treated alike with the plurality of non-electing holders), then the holders of Warrants shall be entitled to receive distributions on the date of such event on an equal basis with holders of such shares (or other securities issuable upon exercise of the Warrants) as if the Warrants had been exercised immediately prior to such event, less the aggregate Exercise Price therefor. Upon receipt of such payment, if any, the rights of a holder of such Warrant shall terminate and cease and such holder's Warrants shall expire.

                  (iii) If this paragraph (e) applies, it shall supersede the application of paragraph (a) of this Section 12.

         (f) Other Events. If any event occurs as to which the foregoing provisions of this Section 12 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors, fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then such Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Board of Directors, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of decreasing the Exercise Rate or decreasing the number of Warrant Shares issuable upon exercise of the Warrants.

         (g) Warrant Agent's Adjustment Disclaimer. The Warrant Agent shall have no duty to determine when an adjustment under this Section 12 should be made, how it should be made or what it should be. The Warrant Agent shall have no duty to determine whether a supplemental warrant agreement under paragraph (e) need be entered into or whether any provisions of any supplemental warrant agreement are correct. The Warrant Agent shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company's failure to comply with this Section 12.

         (h) Adjustment for Tax Purposes. In the event of a taxable distribution to holders of shares of Common Stock which results in an adjustment to the number of shares of Common Stock or other consideration for which such a Warrant may be exercised, the holders of the Warrants may, in certain circumstances, be deemed to have received a distribution subject to United States federal income tax as a dividend.

         (i) Specificity of Adjustment. Regardless of any adjustment in the number or kind of shares purchasable upon the exercise of the Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same number and kind of Warrant Shares per Warrant as are stated on the Warrant Certificates initially issuable pursuant to this Agreement.

         (j) Voluntary Adjustment. The Company from time to time may increase the Exercise Rate by any number and for any period of time provided that such period is not less than 20 Business Days. Whenever the Exercise Rate is so increased, the Company shall mail to holders at the addresses appearing on the Warrant Register and file with the Warrant Agent a notice of the increase. The Company shall give the notice at least 15 days before the date the increased Exercise Rate takes effect. The notice shall state the increased Exercise Rate and the period it will be in effect. A voluntary increase in the Exercise Rate shall not change or adjust the Exercise Rate otherwise in effect as determined by this Section 12.

         (k) Multiple Adjustments. After an adjustment to the Exercise Rate for outstanding Warrants under this Section 12, any subsequent event requiring an adjustment under this Section 12 shall cause an adjustment to the Exercise Rate for outstanding Warrants as so adjusted.

         (l) When De Minimis Adjustment May Be Deferred. No adjustment in the Exercise Rate need be made unless the adjustment would require an increase of at least one percent (1%) in the Exercise Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustments. All calculations under this Section 12 shall be made to the nearest 1/1000th of a share, as the case may be.

         (m) Treasury Shares Disregarded. For purposes of this Section 12, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

         (n) Tag-Along Transfers.

                  (i) If the Company receives any Transfer Notice by a holder of Class D Common Stock in respect of a proposed Tag-Along Transfer, as contemplated by Section 4 of the Amended and Restated Articles of Incorporation of the Company (the "Articles"), the Company shall promptly provide a copy of such notice to each Holder of a Warrant.

                  (ii) Notwithstanding anything herein to the contrary, upon a Tag-Along Transfer of a number of shares of Class D Common Stock equal to or greater than 80% of the outstanding shares of Class D Common Stock, then to the extent the Warrants shall not have been exercised or the holder of the Warrant Shares issued upon such exercise shall not have given a Tag-Along Notice in each case on or before the Tag-Along Acceptance Date, such Warrants shall be subject to redemption pursuant to Section 5 of the Articles and the Holders thereof shall be entitled to receive the Tag-Along Redemption Price (reduced by the aggregate Exercise Price payable by such Holders), in each case as if such Warrants had been exercised immediately prior to the Tag-Along Acceptance Date. Upon receipt of such payment, if any, the rights of a holder of such Warrant shall terminate and cease and such holder's Warrants shall expire.

                  (iii) Capitalized terms not otherwise defined in this Section 12(n) have the meanings set forth in the Articles.

                  (iv) Sections 4 and 5 of the Articles shall not be amended without the consent of a majority-in-interest of the Holders of Warrants.

         SECTION 13. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 13, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the Current Market Value per share of the Class A Common Stock of the Company on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

         SECTION 14. Notice of Certain Distributions; Certain Rights. The Company shall give prompt written notice to the Warrant Agent and shall cause the Warrant Agent, on behalf of and at the expense of the Company to give to each Holder written notice of any determination to make a distribution to the holders of its Common Stock of any cash dividends, assets, debt securities, preferred stock, or any rights or warrants to purchase debt securities, preferred stock, assets or other securities (other than Common Stock, or rights, options, or warrants to purchase Common Stock) of the Company, which notice shall state the nature and amount of such planned dividend or distribution and the record date therefor, and shall be received by the Holders at least 20 days prior to such record date therefor.

         Nothing contained in this Agreement or in any Warrant Certificate shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

         SECTION 15. Notices to the Company and Warrant Agent. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by any Holder to or on the Company shall be sufficiently given or made when received at the office of the Company expressly designated by the Company as its office for purposes of this Agreement (until the Warrant Agent is otherwise notified in accordance with this Section 15 by the Company), as follows:

         Jostens Inc.
         5501 Norman Center Drive
         Minneapolis, Minnesota  55437
         Attn:  General Counsel

         with a copy to:

         Gibson, Dunn & Crutches LLP
         200 Park Avenue
         47th Floor
         New York, New York  10166
         Attention:  Joerg H. Esdorn, Esq.

         Any notice pursuant to this Agreement to be given by the Company or by any Holder(s) to the Warrant Agent shall be sufficiently given when received by the Warrant Agent at the address appearing below (until the Company is otherwise notified in accordance with this section by the Warrant Agent).

         Any notice or communication to a Holder shall be mailed by first class mail, postage prepaid, to its address shown on the register kept by Warrant Agent.

         SECTION 16. Supplements and Amendments. (a) The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrants in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not in any way adversely affect the interests of any holder of Warrants as evidenced by an opinion of counsel which may be in-house counsel delivered to the Warrant Agent.

         (b) No other amendment or modifications of any provision of this Agreement or the Warrant Certificates or consent to any departure by the Company therefrom, shall in any event be effective without written consent of the Holders of Warrants representing at least a majority of all the Warrant Shares issued or issuable upon exercise of the Warrants (the "Requisite Holders"), provided, however, that without the consent of each Holder affected thereby, no amendment, modification, termination or waiver may:

         (i)      make any change to the definition of "Requisite Holders"; or

         (ii) make any change in the foregoing amendment and waiver provisions.

         After an amendment or modification under this Section 16 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing such amendment or modification. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or modification.

         In connection with any amendment or modification under this Section 16, the Company may offer, but shall not be obligated to offer, to any Holder who consents to such amendment or modification, consideration for such Holder's consent, so long as such consideration is offered to all Holders.

         (c) The Company will not effect any proposed amendment or modification of any of the provisions of this Agreement or the Warrant Certificates unless each Holder (irrespective of the amount of Warrants or Warrant Shares then owned by it) shall be informed thereof by the Company prior to the effectuation thereof (but only to the extent the Company has been provided with addresses for the Holders) and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any amendment or modification effected pursuant to the provisions of this Section 16 shall be delivered by the Company to each Holder of outstanding Warrants or Warrant Shares forthwith following the date on which the same shall have been executed and delivered by the Holder or Holders of the requisite percentage of outstanding Warrant Shares (but only to the extent the Company has been provided with the addresses for the Holders).

         SECTION 17. Concerning the Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance of Warrants, shall be bound (it being understood that the Company, to the extent that it acts as Warrant Agent, shall not be entitled to the benefits or protections of this Section 17.):

                  (a) The statements contained herein and in the Warrant Certificate shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or any action taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein otherwise provided.

                  (b) The Warrant Agent shall not be responsible for and shall incur no liability to the Company or any Holder for any failure of the Company to comply with the covenants contained in this Agreement or in the Warrants to be complied with by the Company.

                  (c) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its employees) or by or through its attorneys or agents (which shall not include its employees) and shall not be responsible for the misconduct of any attorney or agent appointed with due care.

                  (d) The Warrant Agent may consult at any time with legal counsel satisfactory to it (who may be counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

                  (e) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless such evidence in respect thereof be herein specifically prescribed) may be deemed conclusively to be proved and established by a certificate signed by the Chairman of the Board, the President, one of the Vice Presidents, the Treasurer or the Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                  (f) The Company agrees to pay the Warrant Agent such compensation for all services rendered by the Warrant Agent in the performance of its duties under this Agreement as may be separately agreed in writing, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the performance of its duties under this Agreement (including, without limitation, reasonable fees and expenses of counsel), and to indemnify the Warrant Agent and its agents, employees, directors, officers and affiliates and save it and them harmless against any and all liabilities, losses and expenses, including, without limitation, judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the performance of its duties under this Agreement, except as a result of the Warrant Agent's negligence or bad faith. The provisions of this paragraph shall survive the resignation or removal of the Warrant Agent and the termination of this Agreement.

                  (g) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the holders, as their respective rights or interests may appear.

                  (h) The Warrant Agent and any stockholder, director, officer or employee ("Related Parties") of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transactions in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement or such director, officer or employee. Nothing herein shall preclude the Warrant Agent or any Related Party from acting in any other capacity for the Company or for any other legal entity including, without limitation, acting as Transfer Agent or as a lender to the Company or an affiliate thereof.

                  (i) The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions thereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith. No implied duties or obligations shall be read into this Agreement against the Warrant Agent.

                  (j) The Warrant Agent will not incur any liability or responsibility to the Company or to any holder for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                  (k) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant (except its countersignature thereof); nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares (or other stock) to be issued pursuant to this Agreement or any Warrant, or as to whether any Warrant Shares (or other stock) will, when issued, be validly issued, fully paid and nonassessable, or as to the Exercise Price or the number or amount of Warrant Shares or other securities or other property issuable upon exercise of any Warrant.

                  (l) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, Treasurer any Vice President or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith and without negligence in accordance with instructions of any such officer or officers.

                  (m) By countersigning Warrant Certificates or by any other act hereunder the Warrant Agent shall not be deemed to make any representations as to validity or authorization of the Warrants or the Warrant Certificates (except as to its countersignature thereon) or of any securities or other property delivered upon exercise or tender of any Warrant, or as to the accuracy of the computation of the Exercise Price or the number or kind or amount of stock or other securities or other property deliverable upon exercise of any Warrant or the correctness of the representations of the Company made in any certifications that the Warrant Agent receives.

         The Warrant Agent shall not have any duty to calculate or determine any adjustments with respect either to the Exercise Price or the kind and amount of shares or other securities or any property receivable by holders of Warrants upon the exercise or tender of Warrants required from time to time, and the Warrant Agent shall have no duty or responsibility in determining the accuracy or correctness of any such calculation.

         SECTION 18. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company 30 days' notice in writing. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by any holder (who shall with such notice submit his Warrant for inspection by the Company), then the resigning or removed Warrant Agent or any holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such court, the duties of the Warrant Agent shall be carried out by the Company. Any successor warrant agent, whether appointed by the Company or such a court, shall be a bank or trust company in good standing, incorporated under the laws of the United States of America or any State thereof or the District of Columbia and having at the time of its appointment as warrant agent a combined capital and surplus of at least $250,000,000. After appointment, the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for such purpose. Failure to file any notice provided for in this Section 18, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be. In the event of such resignation or removal, the Company or the successor warrant agent shall mail by first class mail, postage prepaid, to each Holder, written notice of such removal or resignation and the name and address of such successor warrant agent.

         SECTION 19. Identity of Transfer Agent. Forthwith upon the appointment of any Transfer Agent for the Class A Common Stock or the Class E Common Stock, or any other shares of the Company's capital stock issuable upon the exercise of the Warrants, the Company shall file with the Warrant Agent (or if the Company is the Warrant Agent, deliver to the Warrantholders) a statement setting forth the name and address of such Transfer Agent.

         SECTION 20. Certain Defined Terms. Defined terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified below. Certain additional terms are set forth elsewhere in this Agreement. Any reference to any section of applicable law shall be deemed to include successor provisions thereto.

         "Affiliate" of any specified Person means (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified person; (ii) any other Person that owns, directly or indirectly, 5% or more of such specified Person's Voting Stock; or (iii) any Person who is a director or officer (a) of such person, (b) of any Subsidiary of Such Person or (c) any Person described in clause (1) or (2) above.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights (other than any evidence of indebtedness), warrants or options exchangeable for or convertible into such capital stock.

         "Common Stock" means all shares of Capital Stock of the Company, whether or not denominated as "common stock" which are entitled to share ratably in the ordinary dividends of the Company or share ratably in the proceeds of any liquidation of the Company after the payment of all preferential claims, and shall include, without limitation, the Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock or Class E Common Stock of the Company authorized on the Issue Date.

         "Convertible Security" shall mean any securities convertible or exercisable or exchangeable into Common Stock of the Company of the same class as Warrant Shares, whether outstanding on the Issue Date or thereafter issued.

         "Current Market Value" per share of any class or series of Common Stock of the Company at any date shall mean (i) if no class or series of Common Stock is then (A) registered under the Exchange Act and (B) traded on a national securities exchange or on the NASDAQ National Market System, (a) the value of such class or series of Common Stock, determined in good faith by the board of directors of the Company and certified in a board resolution, taking into account the most recently completed arms-length transaction between the Company and a Person other than an Affiliate of the Company and the closing of which occurs on such date or shall have occurred within the six-month period preceding such date, or (b) if no such transaction shall have occurred on such date or within such six-month period, the fair market value of the security as determined by a nationally recognized Independent Financial Expert, provided that, in the case of the calculation of Current Market Value for determining the cash value of fractional shares, any such determination within six months that is, in the good faith judgment of the board of directors, a reasonable determination of value, may be utilized) or (ii) (a) if any class or series of Common Stock is then (A) registered under the Exchange Act and (B) traded on a national securities exchange or on the NASDAQ National Market System, the average of the daily closing sales prices of such class or series of Common Stock for the 20 consecutive trading days immediately preceding such date, or
(b) if such class or series of Common Stock has been registered under the Exchange Act and traded on a national securities exchange or on the NASDAQ National Market System for less than 20 consecutive trading days before such date, then the average of the daily closing sales prices for all of the trading days before such date for which closing sales prices are available, in the case of each of (ii)(a) and (ii)(b), as certified to the Warrant Agent by the chief executive officer, the president, any executive vice president or the chief financial officer of the Company. The closing sales price for each such trading day shall be the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Independent Financial Expert" means a nationally recognized independent financial expert, investment banking firm or accounting firm.

         "Issue Date" means the date of this Agreement.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Subsidiary" means with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more other Subsidiaries of that Person (or a combination thereof); and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

         "Time of Determination" means, (i) in the case of any distribution of securities or other property to existing shareholders to which Section 12(b) or
(c) applies, the time and date of the determination of shareholders entitled to receive such securities or property or (ii) in the case of any other issuance and sale to which Section 12(b) or (c) applies, the time and date of such issuance or sale.

         "Voting Stock" of any Person means any Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         SECTION 21. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company, the Warrant Agent or any holder of Warrants shall bind and inure to the benefit of their respective successors and assigns hereunder.

         SECTION 22. Termination. This Agreement shall terminate on the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date if all Warrants have been exercised or redeemed pursuant to this Agreement or the Articles.

         SECTION 23. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and shall be governed by and construed in accordance with the laws of said State, without regard to the conflict of law rules thereof.

         SECTION 24. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrant Certificates.

         SECTION 25. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                                        JOSTENS, INC.


                                        By:  /s/ Lee U. McGrath
                                           ----------------------------
                                           Name:  Lee U. McGrath
                                           Title: Managing Director


                                        THE BANK OF NEW YORK
                                        as Warrant Agent


                                        By:  /s/ Terence Rawlins
                                           ----------------------------
                                           Name:  Terence Rawlins
                                           Title: Assistant Vice President

                      [FORM OF FACE OF WARRANT CERTIFICATE]


THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE COMPANY SUCH CERTIFICATES AND OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

THIS SECURITY IS ALSO SUBJECT TO A SHAREHOLDERS AGREEMENT, DATED AS OF MAY 10, 2000, AMONG THE COMPANY, INVESTCORP INVESTMENT EQUITY LIMITED, THE OTHER HOLDERS OF THE CLASS D COMMON STOCK OF THE COMPANY AND DB CAPITAL INVESTORS L.P. A COPY OF SUCH SHAREHOLDERS AGREEMENT MAY BE OBTAINED WITHOUT CHARGE AND UPON REQUEST ADDRESSED TO THE SECRETARY OF THE COMPANY AT THE REGISTERED OFFICE OF THE COMPANY.

THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY BE REQUIRED TO BE EXERCISED UPON THE DEMAND OF THE COMPANY, UPON THE OCCURRENCE OF CERTAIN EVENTS SPECIFIED IN THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF THE COMPANY. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH HOLDER WHO SO REQUESTS A COPY OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF THE COMPANY.

THIS SECURITY IS SUBJECT TO MANDATORY REDEMPTION BY THE COMPANY. SUCH REDEMPTION CAN BE ACCOMPLISHED WITHOUT THE CERTIFICATES REPRESENTING SUCH SECURITIES BEING SURRENDERED AND WHETHER OR NOT THE COMPANY GIVES NOTICE OF SUCH REDEMPTION. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH SECURITYHOLDER WHO SO REQUESTS A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF EACH CLASS OF STOCK OR SERIES OF STOCK OF THE CORPORATION AUTHORIZED TO BE ISSUED, SO FAR AS THEY HAVE BEEN DETERMINED, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT CLASSES OR SERIES.

No. [     ]


                      CLASS E COMMON STOCK PURCHASE WARRANT
                                       OF
                                  JOSTENS, INC.


THIS CERTIFIES THAT [                             ], or its registered assigns,
is the registered holder of ____________________ Class E Common Stock Purchase Warrants (the "Warrants"). Each Warrant entitles the holder thereof (the "Holder"), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from Jostens, Inc., a Minnesota corporation (the "Company"), one (1) share of Class E Common Stock, par value $0.01 per share, of the Company (the "Common Stock") at the per share exercise price of $0.01 (the "Exercise Price") or by Cashless Exercise referred to below. This Warrant Certificate shall terminate and become void as of the close of business on May 1, 2011 (the "Expiration Date") or upon the exercise hereof as to all the shares of Class E Common Stock subject hereto. The number of shares issuable upon exercise of the Warrants shall be subject to adjustment from time to time as set forth in the Warrant Agreement (as defined).

This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of May 10, 2000 (the "Warrant Agreement"), between the Company and The Bank of New York, as Warrant Agent, and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company and the Warrantholders. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Company at 5501 Norman Center Drive, Minneapolis, Minnesota 55437, Attn: General Counsel.

Subject to the terms of the Warrant Agreement, the Warrants may be exercised upon surrender at the office or agency of the Company maintained for such purpose, which initially will be the principal office of the Company of the certificate or certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by a participant in a recognized Signature Guarantee Medallion Program, and upon payment to the Warrant Agent for the account of the Company of the Exercise Price for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made (i) in cash or by certified or official bank check to the order of the Company in New York Clearing House Funds, (ii) by wire transfer to an account specified by the Company on request of the Holder, such request to be made not less than two Business Days prior to the proposed exercise of the Warrants or (iii) without the payment of cash, by reducing the number of shares of Common Stock obtainable upon the exercise of a Warrant and payment of the Exercise Price in cash so as to yield a number of shares of Common Stock upon the exercise of such Warrant equal to the product of (A) the number of shares of Common Stock issuable as of the Exercise Date upon the exercise of such Warrant (if payment of the Exercise Price were being made in cash) and (B) the Cashless Exercise Ratio.

The Warrants shall be exercisable, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is irrevocably authorized to countersign and to deliver the required new Warrant Certificate or Certificates pursuant to the Warrant Agreement, and the Company, whenever required by the Warrant Agent, will promptly supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent as such term is used in the Warrant Agreement.

As provided in the Warrant Agreement, the Exercise Rate is subject to adjustment upon the happening of certain events.

The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the Current Market Value per share of the Class A Common Stock of the Company on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

All shares of Common Stock issuable by the Company upon the exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

The Company and the Warrant Agent may deem and treat Holders of the Warrant Certificates as the absolute owners thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

The Warrants do not entitle any Holder hereof to any of the rights of a stockholder of the Company.



                                        JOSTENS, INC.


                                        By:
                                           ------------------------------
                                           Name:
                                           Title:


Attest:


-------------------------------
Name:
Title:


DATED:

COUNTERSIGNED:

THE BANK OF NEW YORK,
as Warrant Agent



By:
   ------------------------------
       Authorized Signature

                   FORM OF ELECTION TO PURCHASE WARRANT SHARES
                 (to be executed only upon exercise of Warrants)

                                  JOSTENS, INC.


         The undersigned hereby irrevocably elects to exercise ________________ Warrants to acquire shares of Class E Common Stock, par value $0.01 per share, of Jostens, Inc., (i) at an exercise price per share of Class E Common Stock of $0.01 or (ii) through Cashless Exercise and otherwise on the terms and conditions specified in the Warrant Certificate and the Warrant Agreement, surrenders this Warrant Certificate and all right, title and interest therein to Jostens, Inc. and directs that the shares of Class E Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

                 Check method of exercise:

                 Exercise at $0.01 per share of Common Stock: ___

                 Cashless Exercise:  _____




Date:_____________________ , ______


_____________________________________________________________/1/
(Signature of Owner)


(Street Address)


_____________________________________________________________
(City)    (State)   (Zip Code)


Signature Guaranteed by:



_____________________________________________________________


----------
/1/ The signature must correspond with the name as written upon the face of the Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a national bank or trust company or by a member firm of any national securities exchange.

Securities and/or check to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

A new Warrant Certificate evidencing any unexercised Warrants evidenced by the within Warrant Certificate is to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

                                 ASSIGNMENT FORM


To assign this Warrant, fill in the form below:

I or we assign and transfer this Warrant to

(Print or type assignee's name, address and zip code)
(Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint            agent to transfer this Warrant on the books
of the Company.  The agent may substitute another to act for him.


_____________________________________________________________

Date: __________  Your Signature: _______________________


_____________________________________________________________
The signature must correspond with the name as written upon the face of the Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a national bank or trust company or by a member firm of any national securities exchange.